Registration No.______
   ==============================================================
                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                           _______________

                              FORM S-8
                       REGISTRATION STATEMENT
                              Under the
                       SECURITIES ACT OF 1933
                           _______________

                 UNITED STATES CELLULAR CORPORATION
       (Exact name of registrant as specified in its charter)

           Delaware                             62-1147325
   (State or other jurisdiction               (I.R.S. Employer
   of incorporation or organization)         Identification No.)

                   8410 West Bryn Mawr, Suite 700
                          Chicago, Illinois              60631
               (Address of Principal Executive Offices)(Zip Code)

                The Telephone and Data Systems, Inc.
                 Tax-Deferred Savings Plan and Trust
                      (Full title of the plan)

                          H. Donald Nelson
                              President
                 United States Cellular Corporation
                   8410 West Bryn Mawr, Suite 700
                      Chicago, Illinois  60631
              (Name and address of agent for service)
                           (312) 399-8900
                    (Telephone number, including
                  area code, of agent for service)

                           _______________

                   CALCULATION OF REGISTRATION FEE
 ===============================================================================
                                      Proposed       Proposed
       Title of                        Maximum        Maximum
      Securities        Amount        Offering       Aggregate      Amount of
         to be           to be        Price Per      Offering     Registration
      Registered    Registered (1)    Share (2)      Price (2)         Fee
 -------------------------------------------------------------------------------
   Common Shares
   $1.00 par value  200,000 shares    $ 32.75       $ 6,550,000      $ 2,259
 ===============================================================================
   (1)     Pursuant to Rule 416(c) under the Securities Act of
           1933, as amended, this registration statement also covers an indeterminate amount of interests in the Telephone and Data Systems, Inc. Tax-Deferred Savings
           Plan and Trust.
   (2) Estimated for the Common Shares solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon on the average of the high and low prices of the Common Shares of the Company on the American Stock Exchange on July 19, 1995.

                               PART I

        INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


   Item 1.     Plan Information*
               ----------------
   Item 2.     Registrant Information and Employee Plan Annual
               Information*

   * Information required by Part I to be contained in the
     Section 10(a) prospectus is omitted from the Registration
     Statement in accordance with Rule 428 under the Securities
     Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


   Item 3.     Incorporation of Documents by Reference.
               ----------------------------------------
          The following documents which have heretofore been filed by United States Cellular Corporation (the "Company" or the "Registrant") or The Telephone and Data Systems, Inc. Tax-Deferred Savings Plan and Trust (the "Plan") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

          2.   The Company's Current Reports on Form 8-K dated
               March 15, 1995, April 27, 1995, June 8, 1995, and
               June 16, 1995.

          3.   The Company's Quarterly Report on Form 10-Q dated
               March 31, 1995.

          4.   The description of the Common Shares, par value
               $1.00 per share, included in the Company's
               Amendment No. 2 on Form 8 dated December 28, 1992 to the Company's Report on Form 8-A.

          5. The Plan's Annual Report on Form 11-K for the period ended December 31, 1994.

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all documents filed by the Plan with the Commission pursuant to Section 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified
                                 -2-
   or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


   Item 4.     Description of Securities.
               --------------------------
          Not Applicable.


   Item 5.     Interests of Named Experts and Counsel.
               ---------------------------------------
          The legality of the Common Shares offered hereby is being passed upon for the Company by Sidley & Austin, One First National Plaza, Chicago, Illinois 60603. The Company is controlled by Telephone and Data Systems, Inc. ("TDS"), and TDS is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of the Company, TDS and certain other subsidiaries of TDS, Michael G. Hron, the Secretary of TDS and certain other subsidiaries of TDS, William S. DeCarlo, the Assistant Secretary of TDS and certain other subsidiaries of TDS, Stephen P. Fitzell, the Secretary of the Company and certain other subsidiaries of TDS, and Sherry S. Treston, the Assistant Secretary of the Company and certain other subsidiaries of TDS, are partners of Sidley & Austin.


   Item 6.     Indemnification of Directors and Officers.
               ------------------------------------------
          The Company's Restated Certificate of Incorporation contains a provision providing that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for breach of the director's or officer's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends, unlawful stock redemptions or repurchases and transactions from which the director or officer derived an improper personal benefit.

          Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article XI of the Company's Restated Certificate of Incorporation, as amended, contains provisions for the indemnification of directors, officers and employees of the Company within the limitations permitted by Section 145.

          Section 145 of the General Corporation Law of Delaware contains provisions permitting (and, in some situations, requiring) Delaware corporations such as the Company to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with, among other things, their service to the corporation in those capacities. Among other things, these provisions provide that the Company is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company) (a "Proceeding") by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to any employee benefit plan) against expenses (including attorney's fees), judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment). These provisions also provide for the advance payment of fees and expenses reasonably incurred by the director or officer in defense of any such Proceeding, subject to reimbursement by the director or officer if it is ultimately determined that such officer or director is not entitled to be indemnified by the Company.
                                 -3-

          The Company has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Company, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.


   Item 7.     Exemption from Registration Claimed.
               ------------------------------------
          Not Applicable.


   Item 8.     Exhibits.
               ---------
          The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index. The Plan is intended to be qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. The Company has submitted the Plan and hereby undertakes to submit all amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.


   Item 9.     Undertakings.
               -------------
          The Company hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs 1.(a) and 1.(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to
                                 -4-
               the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the Common Shares being registered hereby which remain unsold at the termination of the offering.

          4. That, for the purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

          5. That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 25th day of July, 1995.

                              UNITED STATES CELLULAR CORPORATION


                         By: /s/ H. Donald Nelson
                             -------------------------------
                         H. Donald Nelson
                         President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 25th day of July, 1995.


   /s/ LeRoy T. Carlson, Jr.      Chairman and Director
   ------------------------------
   LeRoy T. Carlson, Jr.

   /s/ H. Donald Nelson           President (Chief Executive Officer)
   ------------------------------ and Director
   H. Donald Nelson

   /s/ LeRoy T. Carlson           Director
   ------------------------------
   LeRoy T. Carlson

   /s/ Murray L. Swanson          Director
   ------------------------------
   Murray L. Swanson

   /s/ Paul-Henri Denuit          Director
   ------------------------------
   Paul-Henri Denuit

   /s/ Walter C.D. Carlson        Director
   ------------------------------
   Walter C.D. Carlson

   /s/ Allan Z. Loren             Director
   ------------------------------
   Allan Z. Loren

   /s/ Kenneth R. Meyers          Vice President - Finance and
   ------------------------------ Treasurer (Chief Financial Officer)
   Kenneth R. Meyers

   /s/ Phillip A. Lorenzini       Controller (Principal Accounting Officer)
   ------------------------------
   Phillip A. Lorenzini

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 25th day of July,
   1995

   THE TELEPHONE AND DATA SYSTEMS, INC.
   TAX-DEFERRED SAVINGS PLAN AND TRUST

   By:   TELEPHONE AND DATA SYSTEMS, INC.,
          as plan administrator


   By:/s/ LeRoy T. Carlson, Jr.
      -----------------------------------------------
      Name:   LeRoy T. Carlson, Jr.
      Title:  President and Chief Executive Officer

                           EXHIBIT INDEX

          The following documents are filed herewith or incorporated herein by reference.


   Exhibit
     No.                           Description
   -------                         -----------
   4.1         Restated Certificate of Incorporation,
               as amended, is hereby incorporated by
               reference to an exhibit to the
               Company's Amendment No. 2 on Form 8
               dated December 28, 1992 to the
               Company's Report on Form 8-A.

   4.2         Restated Bylaws, as amended, are
               hereby incorporated by reference to an
               exhibit to the Company's Amendment No.
               2 on Form 8 dated December 28, 1992 to
               the Company's Report on Form 8-A.

   5           Opinion of Sidley & Austin.

   23.1        Consent of Independent Public Accountants.

   23.2        Consent of Independent Accountants.

   23.3 Consent of Sidley & Austin (contained in Exhibit 5 hereto).

   99.1        Amended and Restated Telephone and Data Systems,
               Inc. Tax-Deferred Savings Plan and Trust.

   99.2        Amendment No. 5 dated as of December 27, 1994.

   99.3        Amendment No. 6 dated as of February 10, 1995.